Exhibit 2



















                      AGREEMENT AND PLAN OF REORGANIZATION


                                    between


                               MAGNA GROUP, INC.

                                   as Buyer,


                                      and


                        HOMELAND BANKSHARES CORPORATION,

                                   as Seller








                             Dated August 30, 1996

                      AGREEMENT AND PLAN OF REORGANIZATION


                   This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into on August 30, 1996 by and between MAGNA GROUP, INC., a Delaware corporation
         ("Buyer"), and HOMELAND BANKSHARES CORPORATION, an Iowa cor-poration ("Seller").

                              W I T N E S S E T H:

                   WHEREAS, Buyer is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "Holding Company Act"); and

                   WHEREAS, Seller is a registered bank holding com-pany under the Holding Company Act; and

                   WHEREAS, the Board of Directors of Seller and the Board of Directors of Buyer have approved the merger (the "Merger") of Seller with and into a wholly owned subsidiary of Buyer organized or to be organized under the laws of Iowa ("Merger Sub") pursuant to the terms and subject to the con-ditions of this Agreement; and

                   WHEREAS, as a condition to, and immediately follow-ing the execution of this Agreement, Buyer and Seller will enter into a stock option agreement (the "Stock Option Agree-ment") in the form attached hereto as Exhibit A; and

                   WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

                   NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein con-tained, the parties agree as follows:


                                   ARTICLE I

                                   THE MERGER

                   1.01. The Merger. (a) Subject to the terms and conditions of this Agreement, Seller shall be merged with and







         into Merger Sub in accordance with the Iowa Business Corpo-ration Act (the "Iowa Act") and the separate corporate ex-istence of Seller shall cease. Merger Sub shall be the sur-viving corporation of the Merger (sometimes referred to here-in as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Iowa.

                   1.02. Closing. The closing (the "Closing") of the Merger shall take place at 10:00 a.m., local time, on the date that the Effective Time (as defined in Section 1.03) occurs, or at such other time, and at such place, as Buyer and Seller shall agree (the "Closing Date").

                   1.03. Effective Time. The Articles of Merger filed with the Secretary of State of the State of Iowa shall specify the Closing Date as the effective date of the Merger (the "Effective Date", and the effective time of the Merger, the "Effective Time"). The parties hereto shall take all ac-tions necessary to satisfy the requirements for effectuating the Merger in accordance with the Iowa Act, including by adopting Articles of Merger in the form required under the Iowa Act. The Articles of Merger shall include the Plan of Merger set forth as Exhibit B. Subject to the terms and con-ditions of this Agreement, the Effective Date shall occur on such date as Buyer shall notify Seller in writing (such no-tice to be at least five business days in advance of the Ef-fective Date) but (i) not earlier than the satisfaction of all conditions set forth in Section 6.01 (the "Approval Date") and (ii) subject to clause (i), not later than the first business day of the first full calendar month commenc-ing at least five business days after the Approval Date. The Approval Date shall in no event be earlier than January 1, 1997.

                   1.04. Additional Actions. If, at any time after the Effective Time, Buyer or the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to
         (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Seller or Merger Sub or (b) otherwise carry out the purposes of this Agreement, Seller and Merger Sub and each of their respective officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in the Surviving Corporation and otherwise to carry










         out the purposes of this Agreement, and the officers and di-rectors of the Surviving Corporation are authorized in the name of Seller and Merger Sub or otherwise to take any and all such action.

                   1.05. Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation fol-lowing the Merger until otherwise amended or repealed.

                   1.06. Boards of Directors and Officers. At the Effective Time, the directors and officers of Merger Sub im-mediately prior to the Effective Time shall be directors and officers, respectively, of the Surviving Corporation follow-ing the Merger; such directors and officers shall hold office in accordance with the Surviving Corporation's Bylaws and ap-plicable law.

                   1.07. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Seller or the holder of any of the following securities:

                   (i) Each share of the common stock, par value $.01 per share, of Merger Sub that is issued and outstanding im-mediately prior to the Effective Time shall remain outstand-ing and shall be unchanged after the Merger and shall there-after constitute all of the issued and outstanding capital stock of the Surviving Corporation; and

                   (ii) Each share of the common stock, par value $12.50 per share ("Seller Common Stock"), of Seller issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares (as defined in Section 1.13), shall cease to be outstanding and shall be converted into and become the right to receive, at the election of the holder thereof as provided in Section 1.08, either:

                        (A)  1.55 (as adjusted pursuant to Section
                   1.09, the "Exchange Ratio") shares of common stock ("Buyer Common Stock"), par value $2.00 per share, of Buyer and associated Preferred Share Purchase Rights ("Buyer Rights") issued pursuant to the rights agreement (the "Buyer Rights Agreement"), dated as of November 11, 1988, by and between Buyer and Magna Trust Company, as rights agent (as ad-justed pursuant to Section 1.09, the "Per Share Stock Consideration"), or










                        (B)  $37.50 in cash (as adjusted pursuant to
                   Section 1.09, the "Per Share Cash Consideration");

              provided that the aggregate number of shares of Buyer Common Stock that shall be issued in the Merger shall not exceed 5,038,934 (the "Stock Amount").

                   1.08. Election Procedures. Election forms and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing Seller Common Stock ("Certificates") shall pass, only upon proper delivery of such Certificates to an exchange agent designated by Buyer (the "Exchange Agent")) in such form as Buyer and Seller shall mutually agree ("Election Forms") shall be mailed 30 days prior to the anticipated Effective Time or on such other earlier date as Seller and Buyer shall mutually agree ("Mailing Date") to each holder of record of Seller Common Stock as of five business days prior to the Mailing Date ("Election Form Record Date").

                   Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documenta-tion and instructions) either (i) to elect to receive only Buyer Common Stock with respect to such holder's Seller Com-mon Stock ("Stock Election Shares"); (ii) to elect to receive only cash with respect to such holder's Seller Common Stock ("Cash Election Shares"); (iii) to elect to receive Buyer Common Stock with respect to 57% of such holder's Seller Com-mon Stock and cash with respect to 43% of such holder's Seller Common Stock rounded, in each case, to the nearest whole share ("Mixed Election Shares"); or (iv) to indicate that such holder makes no election ("No Election Shares"). Dissenting Shares (as defined below) shall be treated as Cash Election Shares for purposes of this Section but shall not be converted into the Per Share Cash Consideration or the Per Share Stock Consideration except as provided in Section 1.13. Subject to the provisions of this Section, the Mixed Election Shares shall be divided by the Exchange Agent into such por-tion (to be approximately 57% in aggregate) with respect to which the holder has elected to receive Buyer Common Stock (the "Mixed Stock Shares") and such portion (to be ap-proximately 43% in aggregate) with respect to which the holder has elected to receive cash (the "Mixed Cash Shares") for the purposes of allocating the total consideration as specified below, it being the intention that, to the fullest extent possible, subject to all applicable constraints, all Mixed Election Shares shall receive the consideration with











         respect to which a Mixed election has been made without re-gard to the pro rata selection process set forth below.

                   Any Seller Common Stock with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, prop-erly completed Election Form on or before 5:00 p.m. on the 25th day following the Mailing Date (or such other time and date as Buyer and Seller may mutually agree) (the "Election Deadline") shall also be deemed to be "No Election Shares."

                   Buyer shall make available up to two separate Elec-tion Forms, or such additional Election Forms as the Buyer in its sole discretion may permit, to all persons who become holders (or beneficial owners) of Seller Common Stock between the Election Form Record Date and close of business on the business day prior to the Election Deadline, and Seller shall provide to the Exchange Agent all information reasonably nec-essary for it to perform as specified herein.

                   Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline.
         An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affida-vits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certifi-cates) representing all shares of Seller Common Stock covered by such Election Form, together with duly executed transmit-tal materials included in the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Dead-line, the shares of Seller Common Stock represented by such Election Form shall become No Election Shares and Buyer shall cause the Certificates to be promptly returned without charge to the person submitting the Election Form upon written re-quest to that effect from the person who submitted the Elec-tion Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable dis-cretion to determine whether any election, revocation or change has been properly or timely made and to disregard im-material defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Buyer nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

                   Within five business days after the Election Dead-line, unless the Effective Time has not yet occurred, in









         which case as soon thereafter as practicable, Buyer shall cause the Exchange Agent to effect the allocation among the holders of Seller Common Stock of rights to receive Buyer Common Stock or cash in the Merger in accordance with the Election Forms as follows:

                   (i) Stock Elections Plus the Mixed Stock Shares Less Than Stock Amount. If the number of shares of Buyer Common Stock that would be issued upon conversion in the Merger of the Stock Election Shares and the Mixed Stock Shares is less than the Stock Amount, then:

                        (A) all Mixed Stock Shares and Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration,

                        (B)  the Exchange Agent shall then select
                   first from among the No Election Shares and then (if necessary) from among the Cash Election Shares, by a pro rata selection process (as described be-low), a sufficient number of shares ("Stock Desig-nated Shares") such that the number of shares of Buyer Common Stock that will be issued in the Merger equals as closely as practicable the Stock Amount, and all Stock Designated Shares shall be converted into the right to receive the Per Share Stock Consideration, and

                        (C) the Cash Election Shares and the No Elec-tion Shares which are not Stock Designated Shares and all Mixed Cash Shares shall be converted into the right to receive the Per Share Cash Consider-ation.

                   (ii) Stock Elections and the Mixed Stock Shares More Than Stock Amount. If the number of shares of Buyer Common Stock that would be issued upon the conver-sion into Buyer Common Stock of the Stock Election Shares is greater than the Stock Amount, then:

                        (A)  all Mixed Cash Shares, Cash Election
                   Shares and No Election Shares shall be converted into the right to receive the Per Share Cash Con-sideration,

                        (B) the Exchange Agent shall then select from among the Stock Election Shares, by a pro rata se-lection process (as described below) a sufficient number of shares ("Cash Designated Shares") such that the number of shares of Buyer Common Stock









                   that will be issued in the Merger equals as closely as practicable the Stock Amount, and all Cash Des-ignated Shares shall be converted into the right to receive the Per Share Cash Consideration, and

                        (C)  the Stock Election Shares which are not
                   Cash Designated Shares and all Mixed Stock Shares shall be converted into the right to receive the Per Share Stock Consideration.

                   (iii) Stock Elections and Mixed Stock Shares Equal to Stock Amount. If the number of shares of Buyer Com-mon Stock that would be issued upon conversion into Buyer Common Stock of the Stock Election Shares and Mixed Stock Shares is equal or nearly equal (as deter-mined by the Exchange Agent) to the Stock Amount, then subparagraphs (i) and (ii) above and subparagraphs (iv) and (v) below shall not apply and all Stock Election Shares and Mixed Stock Shares shall be converted into the right to receive the Per Share Stock Consideration and all Cash Election Shares, Mixed Cash Shares and No Election Shares shall be converted into the right to receive the Per Share Cash Consideration; or

                   (iv) Stock Elections, Mixed Stock Shares and No Elections Equal to Stock Amount. If the number of shares of Buyer Common Stock that would be issued upon the conversion into Buyer Common Stock of the Stock Election Shares, Mixed Stock Shares and No Election Shares would equal or nearly equal (as determined by the Exchange Agent) the Stock Amount, then subparagraphs
              (i), (ii) and (iii) above and subparagraph (v) below shall not apply and all Cash Election Shares and Mixed Cash Shares shall be converted into the right to receive the Per Share Cash Consideration and all Stock Election Shares, Mixed Stock Shares and No Election Shares shall be converted into the right to receive the Per Share Stock Consideration.

                   (v) Mixed Stock Shares More Than Stock Amount. If the number of shares of Buyer Common Stock that would be issued upon the conversion in the Merger into Buyer Com-mon Stock of the Mixed Stock Shares is greater than the Stock Amount, then;

                   (A) all Mixed Cash Shares, Cash Election Shares, No Election Shares and Stock Election Shares shall be converted into the right to receive the Per
                   Share Cash Consideration,










                   (B) the Exchange Agent shall select from among the Mixed Stock Shares by a pro rata selection process (as described below) a sufficient number of shares ("Mixed Designated Shares") such that the number of shares of Buyer Common Stock that will be issued in the Merger equals as closely as practicable the Stock Amount, and all Mixed Designated Shares shall be converted into the right to receive the Per Share Cash Consideration, and

                   (C) the Mixed Stock Shares that are not Mixed Des-ignated Shares shall be converted into the right to receive the Per Share Stock Consideration.

                   The pro rata selection process to be used by the Exchange Agent shall consist of such equitable pro ration processes as shall be mutually determined by Buyer and Seller.

                   1.09.  Adjustments to the Merger Consideration.
         (a) The Per Share Stock Consideration and the Per Share Cash Consideration shall each be adjusted as of the end of the ten
         (10) consecutive trading-day period (the "Valuation Period") during which the shares of Buyer Common Stock are traded on the Nasdaq Stock Market National Market System ("NASDAQ") ending on the tenth calendar day immediately prior to the anticipated Effective Time. The Per Share Stock Consider-ation shall be adjusted by adjusting the Exchange Ratio such that the product of the Exchange Ratio (rounded to the near-est 1/1000th of a share) and the Valuation Period Market Value shall equal the Average Per Share Consideration. The Per Share Cash Consideration shall be adjusted to equal the Average Per Share Consideration.

                   (b) For purposes of this Agreement the following definitions shall apply:

                   "Valuation Period Market Value" shall mean the av-erage of the closing-sale prices for the Buyer Common Stock as reported on NASDAQ (as reported in The Wall Street Jour-nal, Midwest edition, or, in the absence thereof, by another authoritative source) during the Valuation Period.

                   "Average Per Share Consideration" shall mean the Aggregate Consideration divided by the Valuation Period Share Number (rounder to the nearest cent).

                   "Aggregate Consideration" shall mean the sum of (x) the product of 1.55 times the Valuation Period Market Value










         times 0.57 times the Valuation Period Share Number and (y) $37.50 times 0.43 times the Valuation Period Share Number.

                   "Valuation Period Share Number" shall mean the to-tal number of shares of Seller Common Stock outstanding
         (other than treasury shares) on the last day of the Valuation
         Period.

                   1.10. Adjustments for Dilution and Other Matters. If prior to the Effective Time, (i) Seller shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the Seller Common Stock, or declare a dividend or make a distribution on the Seller Common Stock in any security convertible into Seller Common Stock, or (ii) Buyer shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the Buyer Common Stock or declare a dividend or make a distribution on the Buyer Common Stock in any security convertible into Buyer Common Stock, appropriate adjustment or adjustments will be made to the Per Share Cash Consideration, the Per Share Stock Consideration and the Stock Amount.

                   1.11. Illustrative Cases. Appendix A hereto il-lustrates, among other things, the value to be received per share of Seller Common Stock, whether in cash or in Buyer Common Stock, at varying Valuation Period Market Values, as well as the resulting exchange ratios.

                   1.12. Exchange Procedures. (a) Subject to Sec-tion 1.10, each previous holder of a Certificate that has surrendered such Certificate together with duly executed transmittal materials included in the Election Form to the Buyer or, at the election of Buyer, the Exchange Agent, pur-suant to Section 1.08 will, upon acceptance thereof by Buyer or the Exchange Agent, be entitled to a certificate or cer-tificates representing the number of full shares of Buyer Common Stock or cash into which the Certificate so sur-rendered shall have been converted pursuant to this Agreement and any distribution theretofore declared and not yet paid with respect to such shares of Buyer Common Stock, without interest.

                   (b) Buyer or, at the election of Buyer, the Ex-change Agent shall accept Certificates upon compliance with such reasonable terms and conditions as Buyer or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such in-struments of transfer as Buyer or the Exchange Agent may rea-sonably require.









                   (c) Each outstanding Certificate shall until duly surrendered to Buyer or the Exchange Agent be deemed to evi-dence ownership of the consideration into which the stock previously represented by such Certificate shall have been converted pursuant to this Agreement.

                   (d) After the Effective Time, holders of Certifi-cates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the con-sideration provided for in this Agreement. After the Effec-tive Time, there shall be no further transfer on the records of Seller of Certificates, and if such Certificates are pre-sented to Seller for transfer, they shall be cancelled against delivery of the consideration provided therefor in this Agreement. Buyer shall not be obligated to deliver the consideration to which any former holder of Seller Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted to any person entitled to receive Buyer Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Buyer Common Stock, at which time such dividends shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Certificates sur-rendered for exchange by any person constituting an "affili-ate" of Seller for purposes of Rule 145 of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), shall not be exchanged for certificates representing Buyer Common Stock until Buyer has received a written agreement from such person in the form attached as Exhibit C. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buy-er and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Buyer and the Ex-change Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims there-to.

                   1.13. Dissenting Shares. (a) "Dissenting Shares" means any shares held by any holder who becomes entitled to payment of the fair value of such shares under the Iowa Act.









         Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in ac-cordance with the provisions of the Iowa Act; provided, how-ever, that if, in accordance with the Iowa Act, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become ex-changeable for, as of the Effective Time, the right to re-ceive the consideration provided in this Article I.

                   (b) Seller shall give Buyer (i) prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the Iowa Act received by Seller and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands under the Iowa Act. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written con-sent of Buyer, settle or offer to settle any such demands.

                   1.14. No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Buyer Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Buyer Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share inter-est to which such holder would otherwise be entitled by the Closing Price per share of Buyer Common Stock on the last business day preceding the Effective Time. With respect to a share of stock, "Closing Price" shall mean: the closing-sale price as reported on NASDAQ (as reported in The Wall Street Journal, Midwest edition, or in the absence thereof, by an other authoritative source). No such holder shall be en-titled to dividends, voting rights or any other rights in respect of any fractional share.



                                   ARTICLE II

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

                   Seller represents and warrants to and covenants with Buyer as follows:













                   2.01. Organization and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa, is duly quali-fied to do business and is in good standing in all jurisdic-tions where its ownership or leasing of property or the con-duct of its business requires it to be so qualified and has corporate power and authority to own its properties and as-sets and to carry on its business as it is now being con-ducted; except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or the business (collectively, "Condition") of Seller or Seller Subsidiaries (as defined in Section 2.02), taken as a whole. Seller is registered as a bank holding company with the Board of Governors of the Federal Reserve System (the "Board") under the Holding Company Act. True and complete copies of the Articles of Incorporation and the By-laws of Seller and, to the extent requested in writing by Buyer, of the Articles of Incorporation and Bylaws of the Seller Subsidiaries (as defined below), each as in effect on the date of this Agreement, have been provided to Buyer.

                   2.02. Subsidiaries. Schedule 2.02 sets forth, among other things, a complete and correct list of all of Seller's Subsidiaries (each, a "Seller Subsidiary" and col-lectively, the "Seller Subsidiaries"), all outstanding Equity Securities of each of which, except as set forth on Schedule 2.02, are owned directly or indirectly by Seller. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character what-soever relating to, or securities or rights convertible into, shares of any capital stock or other Equity Securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other Equity Securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or com-mitments for, or stock appreciation or similar rights in re-spect of, any shares of its capital stock or other Equity Securities. Except as set forth on Schedule 2.02, all of the outstanding shares of capital stock of the Seller Subsidiar-ies are validly issued, fully paid and nonassessable, and those shares owned by Seller are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mort-gage, pledge, security interest or restriction (a "Lien") with respect thereto. Each of the Seller Subsidiaries is a corporation or association duly incorporated or organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization, and has cor-porate power and authority to own or lease its properties and









         assets and to carry on its business as it is now being con-ducted. Each of the Seller Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leas-ing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole. Except as set forth on Schedule 2.02, Seller does not own beneficially, directly or indirectly, five percent or more of any shares of any class of Equity Securities or similar interests of any cor-poration, bank, business trust, association or similar orga-nization. All of Seller's bank Subsidiaries (the "Banks") are either state banking associations chartered under the laws of the State of Iowa, federally chartered savings and loan associations supervised by the Office of Thrift Supervi-sion ("OTS") or national banking associations chartered by the Office of the Comptroller of the Currency ("OCC"). The deposits of each of the Banks are insured by the Bank Insur-ance Fund ("BIF") or by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation (the "FDIC"), including to the extent such deposits were transferred to a Bank by the Resolution Trust Corporation. The Banks identified as such on Schedule 2.02 are members in good standing of the Federal Reserve System. Except as set forth on Schedule 2.02, neither Seller nor any Seller Subsid-iary holds any interest in a partnership or joint venture of any kind.

                   2.03. Capitalization. The authorized capital stock of Seller consists of 25,000,000 shares of Seller Com-mon Stock, of which, as of August 23, 1996, 5,703,378 shares were issued and outstanding. As of August 23, 1996, Seller had reserved 16,371 shares of Seller Common Stock for issu-ance under Seller's stock option plans, a list of which is set forth on Schedule 2.03 (the "Seller Stock Plans"), pursu-ant to which options ("Seller Stock Options") covering 15,000 shares of Seller Common Stock were outstanding as of August 23, 1996. Since August 23, 1996, no Equity Securities of Seller have been issued other than shares of Seller Common Stock which may have been issued upon the exercise of Seller Employee Stock Options. Except as set forth above, there are no other Equity Securities of Seller outstanding. All of the issued and outstanding shares of Seller Common Stock are val-idly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any stock-holder of Seller.

                   2.04. Authorization. (a) Seller has the corpo-rate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the stockholders









         of Seller, to carry out its obligations hereunder. The only stockholder vote required for Seller to approve this Agree-ment is the affirmative vote of the holders of at least a majority of the votes entitled to be cast on the Agreement by the holders of shares of Seller Common Stock. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated here-by have been duly authorized by the Board of Directors of Seller and are not a "Covered Transaction" as such term is defined in Seller's Articles of Incorporation. Subject to approval by the stockholders of Seller, this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

                   (b) Neither the execution nor delivery nor perfor-mance by Seller of this Agreement, nor the consummation by Seller of the transactions contemplated hereby, nor compli-ance by Seller with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provi-sions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the material properties or assets of Seller or any Seller Subsidiary under any of the terms, conditions or provisions of (x) its articles or certificate of incorpora-tion or bylaws or (y) any material note, bond, mortgage, in-denture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any Seller Sub-sidiary is a party or by which it may be bound, or to which Seller or any Seller Subsidiary or any of the material prop-erties or assets of Seller or any Seller Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in paragraph (c) of this Section 2.04, to the best knowledge of Seller, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any Seller Subsidiary or any of their respective material properties or assets.

                   (c) Other than in connection or in compliance with the provisions of the Iowa Act, the Securities Act, the Se-curities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the Holding Company Act, and the Hart-Scott-Rodino Antitrust Im-provements Act of 1976 (the "HSR Act"), or any required ap-provals of or filings with the Superintendent of the Banking Division of the Commerce Department of the State of Iowa (the









         "State Bank Regulator"), the OTS or the OCC, no notice to, filing with, exemption or review by, or authorization, con-sent or approval of, any public body or authority is neces-sary for the consummation by Seller of the transactions con-templated by this Agreement.

                   2.05. Seller Financial Statements. The consoli-dated and parent company-only balance sheets of Seller and its Subsidiaries as of December 31, 1995, 1994 and 1993 and related consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended December 31, 1995, together with the notes thereto, audited by Deloitte & Touche LLP and included in an annual report on Form 10-K as filed with the SEC, and the unaudited consolidated balance sheets of Seller and its Subsidiaries as of March 31 and June 30, 1996 and the related unaudited consolidated statements of income and cash flows for the periods then ended included in quarterly re-ports on Form 10-Q (each a "Seller Form 10-Q") as filed with the Securities and Exchange Commission (collectively, the "Seller Financial Statements"), have been prepared in accor-dance with generally accepted accounting principles applied on a consistent basis ("GAAP"), present fairly the consoli-dated financial position of Seller and its Subsidiaries at the dates and the consolidated results of operations, cash flows and changes in stockholders' equity of Seller and its Subsidiaries for the periods stated therein and are derived from the books and records of Seller and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations. Neither Seller nor any of its Subsidiaries has any material contingent liabilities that are not described in the financial statements described above.

                   2.06. Seller Reports. Since January 1, 1993, each of Seller and the Seller Subsidiaries has filed all material reports, registrations and statements, together with any re-quired material amendments thereto, that it was required to file with (i) the Securities and Exchange Commission, includ-ing, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) the Board, (iii) the FDIC, (iv) the State Bank Regulator, and (v) any other federal, state, municipal, local or foreign government, securities, banking, savings and loan, insurance and other governmental or regula-tory authority and the agencies and staffs thereof (the enti-ties in the foregoing clauses (i) through (v) being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"). All such reports and statements filed with any such Regulatory Authority are









         collectively referred to herein as the "Seller Reports." As of its respective date, each Seller Report complied in all material respects with all the rules and regulations promul-gated by the applicable Regulatory Authority and did not con-tain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circum-stances under which they were made, not misleading.

                   2.07. Properties and Leases. Except as may be reflected in the Seller Financial Statements, except for any Lien for current taxes not yet delinquent and except with respect to assets classified as real estate owned, Seller and its Subsidiaries have good title free and clear of any mate-rial Lien to all the real and personal property reflected in Seller's consolidated balance sheet as of June 30, 1996 in-cluded in the most recent Seller Form 10-Q and, in each case, all real and personal property acquired since such date, ex-cept such real and personal property as has been disposed of in the ordinary course of business. All leases material to Seller or any Seller Subsidiary pursuant to which Seller or any Seller Subsidiary, as lessee, leases real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any material existing default by Seller or any Seller Sub-sidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substan-tially all of Seller's and Seller Subsidiaries' buildings, structures and equipment in regular use have been well main-tained and are in good and serviceable condition, normal wear and tear excepted.

                   2.08. Taxes. Seller and each Seller Subsidiary have timely filed or will timely (including extensions) file all material tax returns required to be filed at or prior to the Closing Date ("Seller Returns"). Each of Seller and its Subsidiaries has paid, or set up adequate reserves on the Seller Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by the Seller Financial Statements and has set up adequate reserves on the most recent financial statements Seller has filed un-der the Exchange Act for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such financial statements. To the best of Seller's knowledge, neither Seller nor any Seller Subsidiary will have any liability material to the Condition of Seller and the Seller Subsidiaries, taken as a whole, for any such taxes in excess of the amounts so paid or reserves so established and no material deficiencies for any tax, as-sessment or governmental charge have been proposed, asserted









         or assessed (tentatively or definitely) against any of Seller or any Seller Subsidiary which would not be covered by exist-ing reserves. Neither Seller nor any Seller Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge, nor, except as previously disclosed, has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. The federal and state income tax returns of Seller and the Seller Subsidiaries have been au-dited and settled by the Internal Revenue Service (the "IRS") or appropriate state tax authorities for all periods ended through December 31, 1987. There is no material deficiency or refund litigation or matter in controversy with respect to Seller Returns. Neither Seller nor any Seller Subsidiary has extended or waived any statute of limitations on the assess-ment of any tax due that is currently in effect.

                   2.09. Material Adverse Change. Since June 30, 1996, there has been no material adverse change in the Con-dition of Seller and its Subsidiaries, taken as a whole.

                   2.10. Commitments and Contracts. (a) Except as set forth on Schedule 2.10A, neither Seller nor any Seller Subsidiary is a party or subject to any of the following
         (whether written or oral, express or implied):

                   (i) any material agreement, arrangement or commit-ment (A) not made in the ordinary course of business or
              (B) pursuant to which Seller or any of its Subsidiaries is or may become obligated to invest in or contribute capital to any Seller Subsidiary;

                   (ii) any agreement, indenture or other instrument not disclosed in the Seller Financial Statements relat-ing to the borrowing of money by Seller or any Seller Subsidiary or the guarantee by Seller or any Seller Sub-sidiary of any such obligation (other than trade pay-ables or instruments related to transactions entered into in the ordinary course of business by any Seller Subsidiary, such as deposits and Fed Funds borrowings);

                   (iii) any contract, agreement or understanding with any labor union or collective bargaining organization;

                   (iv) any contract containing covenants which limit the ability of Seller or any Seller Subsidiary to com-pete in any line of business or with any person or which involve any restriction of the geographical area in









              which, or method by which, Seller or any Seller Subsid-iary may carry on its business;

                   (v) any other contract or agreement which is a "material contract" within the meaning of Item
              601(b)(10) of Regulation S-K promulgated by the Securi-ties and Exchange Commission; or

                   (vi) any lease with annual rental payments aggre-gating $250,000 or more.

                   (b) Neither Seller nor any Seller Subsidiary is in violation of its charter documents or bylaws or in default under any material agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except, in all cases, where such default would not have a material adverse effect on the Con-dition of Seller and its Subsidiaries, taken as a whole.

                   2.11. Litigation and Other Proceedings. Except as set forth on Schedule 2.11, neither Seller nor any Seller Subsidiary is a party to any pending or, to the best knowl-edge of Seller, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or de-cree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a material adverse effect on the Condition of Seller and its Subsidiar-ies, taken as a whole, or which purports or seeks to enjoin or restrain the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, there are no actions, suits, or proceedings pending or, to the best knowledge of Seller, threatened against Seller or any Seller Subsidiary or any of their respective officers or directors by any stockholder of Seller or any Seller Subsidiary (or any former stockholder of Seller or any Seller Subsidiary) or involving claims under the Securities Act, the Exchange Act, the Community Reinvestment Act of 1977, as amended ("CRA"), or the fair lending laws.

                   2.12. Insurance. Set forth on Schedule 2.12 is a list of all insurance policies maintained by or for the ben-efit of Seller or its Subsidiaries or their directors, of-ficers, employees or agents.

                   2.13. Compliance with Laws. (a) Seller and each of its Subsidiaries have all permits, licenses, authoriza-tions, orders and approvals of, and have made all filings,









         applications and registrations with, all Regulatory Authori-ties that are required in order to permit them to own or lease their properties and assets and to carry on their busi-ness as presently conducted and that are material to the bus-iness of Seller and its Subsidiaries; all such permits, li-censes, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Seller, no suspension or cancellation of any of them is threatened; and all such filings, applications and registra-tions are current.

                   (b) Except for failures to comply or defaults which individually or in the aggregate would not have a ma-terial adverse effect on the Condition of Seller and its Sub-sidiaries, taken as a whole, (i) each of Seller and its Sub-sidiaries has complied with all laws, regulations and orders (including without limitation zoning ordinances, building codes, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations and including without limitation in the case of any Seller Subsidiary that is a bank or savings association, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements per-taining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to them and to the conduct of their business, and (ii) neither Seller nor any Seller Subsidiary is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal, or local and whether at law or in equity. Except for liabilities which individually or in the aggregate would not have a material adverse effect on the Condition of Seller and its Subsidiar-ies, taken as a whole, and neither Seller nor any Seller Sub-sidiary is subject to or reasonably likely to incur a li-ability as a result of its ownership, operation, or use of any Property (as defined below) of Seller (whether directly or, to the best knowledge of Seller, as a consequence of such Property being part of the investment portfolio of Seller or any Seller Subsidiary) (A) that is contaminated by or con-tains any hazardous waste, toxic substance, or related mate-rials, including without limitation asbestos, PCBs, pesti-cides, herbicides, and any other substance or waste that is hazardous to human health or the environment (collectively, a "Toxic Substance"), or (B) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof. "Property" of a person shall include all property









         (real or personal, tangible or intangible) owned or con-trolled by such person, including without limitation property under foreclosure, property held by such person or any Sub-sidiary of such person in its capacity as a trustee and prop-erty in which any venture capital or similar unit of such person or any Subsidiary of such person has an interest. No claim, action, suit, or proceeding is pending against Seller or any Seller Subsidiary relating to Property of Seller be-fore any court or other Regulatory Authority or arbitration tribunal relating to hazardous substances, pollution, or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Seller or any Seller Subsidiary with respect to the same. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restric-tion on the business of Seller or any Seller Subsidiary which reasonably could be expected to have a material adverse ef-fect on the Condition of Seller and its Subsidiaries, taken as a whole.

                   (c) From and after January 1, 1993, neither Seller nor any Seller Subsidiary has received any notification or communication which has not been resolved from any Regulatory Authority (i) asserting that any Seller or any Subsidiary of Seller is not in compliance in any material respect with any of the statutes, regulations or ordinances that such Regula-tory Authority enforces, or (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material to the Condition of Seller and its Subsidiaries, taken as a whole, including without limitation such company's status as an insured depositary institution under the Federal Deposit Insurance Act, or (iii) requiring or threatening to require Seller or any of its Subsidiaries, or indicating that Seller or any of its Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of un-derstanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the op-erations of Seller or any of its Subsidiaries, including without limitation any restriction on the payment of divi-dends. No such cease and desist order, agreement or memoran-dum of understanding or other agreement is currently in ef-fect.

                   (d) Neither Seller nor any Seller Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive of-ficer.










                   2.14. Labor. No work stoppage involving Seller or any Seller Subsidiary, is pending or, to the best knowledge of Seller, threatened. Neither Seller nor any Seller Sub-sidiary is involved in, or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitra-tion, lawsuit or administrative proceeding which reasonably could be expected to have a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole. Employees of neither Seller nor any Seller Subsidiary are represented by any labor union or any collective bargaining organization.

                   2.15. Material Interests of Certain Persons. (a) Except as set forth in Seller's Proxy Statement for its 1996 Annual Meeting of Stockholders, to the best knowledge of Seller, no executive officer or director of Seller or any Subsidiary of Seller, or any "associate" (as such term is defined in Rule l4a-1 under the Exchange Act) of any such executive officer or director, has any material interest in any material contract or property (real or personal, tangible or intangible), used in or pertaining to the business of, Seller or any Subsidiary of Seller, which in the case of Seller is required to be disclosed by Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission or in the case of any such Subsidiary would be required to be so disclosed if such Subsidiary had a class of securities reg-istered under Section 12 of the Exchange Act.

                   (b) Except as set forth in Seller's Proxy State-ment for its 1996 Annual Meeting of Stockholders or on Sched-ule 2.15B, as of June 30, 1996, there are no loans from Sell-er or any Seller Subsidiary to any present officer, director, employee or any associate or related interest of any such person which was or would be required under any rule or regu-lation to be approved by or reported to Seller's or Seller Subsidiary's Board of Directors ("Insider Loans"), and no Insider Loans in excess of $500,000 have been made since June 30, 1996. All outstanding Insider Loans from Seller or any Seller Subsidiary were approved by or reported to the appro-priate board of directors in accordance with applicable laws and regulations.

                   2.16. Employee Benefit Plans. (a) Except as set forth in Schedule 2.16A, neither Seller nor any Seller Sub-sidiary is a party to any existing employment, management, consulting, deferred compensation, change-in-control or other similar contract. "Seller Employee Plans" means all pension, retirement, supplemental retirement, savings, profit sharing,











         stock option, stock purchase, stock ownership, stock appre-ciation right, deferred compensation, consulting, bonus, med-ical, disability, workers' compensation, vacation, group in-surance, severance and other material employee benefit, in-centive and welfare policies, contracts, plans and arrange-ments, and all trust agreements related thereto, maintained (currently or at any time in the last six years) by or con-tributed to by Seller or any Seller Subsidiary in respect of any of the present or former directors, officers, or other employees of and/or consultants to Seller or any Seller Sub-sidiary. Schedule 2.16A lists all Seller Employee Plans cur-rently in effect. Seller has furnished Buyer with the fol-lowing documents with respect to each Seller Employee Plan:
         (i) a true and complete copy of all written documents com-prising such Seller Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Seller Employee Plan; (ii) the most recent Form 5500 or Form 5500-C (including all schedules thereto), if appli-cable; (iii) the most recent financial statements and actu-arial reports, if any; (iv) the summary plan description cur-rently in effect and all material modifications thereof, if any; and (v) the most recent IRS determination letter, if any. Without limiting the generality of the foregoing, Seller has furnished Buyer with true and complete copies of each form of stock option grant or stock option agreement that is outstanding under any stock option plan of Seller or any Seller Subsidiary. Seller has no unfunded liability un-der any Seller Employee Plans maintained currently or at any time during the last six years.

                   (b) Except as set forth in Schedule 2.16A, all Seller Employee Plans have been maintained and operated ma-terially in accordance with their terms and with the material requirements of all applicable statutes, orders, rules and final regulations, including without limitation ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). All contributions required to be made to Seller Employee Plans have been made.

                   (c) With respect to each of the Seller Employee Plans which is a pension plan (as defined in Section 3(2) of ERISA) (the "Pension Plans"): (i) each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined to be so qualified by the IRS and, to the knowledge of Seller, such determination letter may still be relied upon, and each related trust is exempt from taxation under Section 501(a) of the Code; (ii) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV









         of ERISA, valued using the assumptions in the most recent actuarial report, did not, in each case, as of the last ap-plicable annual valuation date (as indicated on Schedule 2.16A), exceed the value of the assets of the Pension Plan allocable to such vested or accrued benefits; (iii) to the best knowledge of Seller, there has been no "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or the Seller or any Seller Subsid-iary, to any material tax or penalty; (iv) except as set forth on Schedule 2.16C, no Pension Plan subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA on or after January 1, 1985; and (v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived). No Pension Plan is a "mul-tiemployer plan" as that term is defined in Section 3(37) of ERISA. With respect to each Pension Plan that is described in Section 4063(a) of ERISA (a "Multiple Employer Pension Plan"): (i) neither Seller nor any Seller Subsidiary would have any liability or obligation to post a bond under Section 4063 of ERISA if Seller and all Seller Subsidiaries were to withdraw from such Multiple Employer Pension Plan; and (ii) neither Seller nor any Seller Subsidiary would have any li-ability under Section 4064 of ERISA if such Multiple Employer Pension Plan were to terminate.

                   (d) Except as set forth on Schedule 2.16D, neither Seller nor any Seller Subsidiary has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

                   (e) Neither Seller nor any Seller Subsidiary has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b),
         (c), (m) or (o) of the Code.

                   (f) Except as set forth on Schedule 2.16F, neither the execution nor delivery of this Agreement, nor the con-summation of any of the transactions contemplated hereby, will (i) result in any material payment (including without limitation severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of Seller or any Seller Subsidiary from any of such entities,
         (ii) materially increase any benefit otherwise payable under any of the Seller Employee Plans or (iii) result in the ac-celeration of the time of payment of any such benefit. No holder of an option to acquire stock of Seller has or will









         have at any time through the Effective Time the right to re-ceive any cash or other payment (other than the issuance of stock of Seller) in exchange for or with respect to all or any portion of such option. Seller shall use its reasonable best efforts to insure that no amounts paid or payable by Seller, Seller Subsidiaries or Buyer to or with respect to any employee or former employee of Seller or any Seller Sub-sidiary will fail to be deductible for federal income tax purposes by reason of Section 280G of the Code. No Seller Employee Stock Option has an associated "Additional Option Right" or similar "re-load" feature.

                   2.17. Conduct of Seller to Date. From and after January 1, 1996 through the date of this Agreement, except as set forth on Schedule 2.17 or in Seller Financial Statements:
         (i) Seller and the Seller Subsidiaries have conducted their respective businesses in the ordinary and usual course con-sistent with past practices; (ii) Seller has not issued, sold, granted, conferred or awarded any of its Equity Secu-rities (except shares of Seller Common Stock upon exercise of Seller Employee Stock Options), or any corporate debt secu-rities which would be classified under GAAP as long-term debt on the balance sheets of Seller; (iii) Seller has not ef-fected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) Seller has not declared, set aside or paid any dividend (other than its reg-ular quarterly common dividends) or other distribution in respect of its capital stock, or purchased, redeemed, re-tired, repurchased, or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Secu-rities, whether pursuant to the terms of such Equity Securi-ties or otherwise; (v) neither Seller nor any Seller Subsid-iary has incurred any material obligation or liability (abso-lute or contingent), except normal trade or business obliga-tions or liabilities incurred in the ordinary course of busi-ness, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) neither Seller nor any Seller Subsidiary has discharged or satisfied any material Lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) neither Seller nor any Seller Subsidiary has sold, assigned, trans-ferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, neither Seller nor any Seller Subsidiary has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with exist-ing policy or guidelines, (B) entered into any new, or









         amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other simi-lar contract, (C) entered into, terminated, or substantially modified any of the Seller Employee Plans or (D) agreed to do any of the foregoing; (ix) neither Seller nor any Seller Sub-sidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, em-bargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) neither Seller nor any Seller Subsidiary has cancelled or compromised any debt, except for debts charged off or compromised in ac-cordance with the past practice of Seller and its Subsidiar-ies, and (xi) neither Seller nor any Seller Subsidiary has entered into any material transaction, contract or commitment outside the ordinary course of its business.

                   2.18. Proxy Statement, etc. None of the informa-tion regarding Seller or any Seller Subsidiary supplied or to be supplied by Seller for inclusion or included in (i) the registration statement on Form S-4 to be filed with the Secu-rities and Exchange Commission by Buyer for the purpose of registering the shares of Buyer Common Stock to be exchanged for shares of Seller Common Stock pursuant to the provisions of this Agreement (the "Registration Statement"), (ii) the proxy or information statement (the "Proxy Statement") to be mailed to Seller's stockholders in connection with the trans-actions contemplated by this Agreement or (iii) any other documents to be filed with any Regulatory Authority in con-nection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regu-latory Authority and, in the case of the Registration State-ment, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Seller's stockholders referred to in Section 5.03 (the "Meeting") (or, if no Meeting is held, at the time the Proxy Statement is first furnished to Seller's stockholders), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting. All documents which Seller or any Seller Subsidiary is responsible for fil-ing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.









                   2.19. Registration Obligations. Except as set forth on Schedule 2.19, neither Seller nor any Seller Sub-sidiary is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act.

                   2.20. State Takeover Statutes. Seller has taken all actions necessary to ensure that the transactions contem-plated by this Agreement are not subject to any applicable state takeover laws under the laws of the State of Iowa.

                   2.21. Accounting, Tax and Regulatory Matters. Neither Seller nor any Seller Subsidiary has taken or agreed to take any action or has any knowledge of any fact or cir-cumstance that would (i) prevent the transactions contem-plated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

                   2.22. Other Activities. (a) Except as set forth on Schedule 2.22A, neither Seller nor any of its Subsidiaries engages in any insurance activities other than acting as a principal, agent or broker for insurance that is directly related to an extension of credit by Seller or any of its Subsidiaries and limited to assuring the repayment of the balance due on the extension of credit in the event of the death, disability or involuntary unemployment of the debtor.

                   (b) To the knowledge of Seller's management: each Subsidiary or affiliate that is a bank that performs personal trust, corporate trust and other fiduciary activities ("Trust Activities") has done so with requisite authority under ap-plicable law of Regulatory Authorities and in material ac-cordance with the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation (specifically including but not limited to Section 9 of Title 12 of the Code of Federal Regulations); there is no investigation or inquiry by any governmental en-tity pending or threatened against Seller or any of its Sub-sidiaries or affiliates thereof relating to the compliance by Seller or any of its Subsidiaries with sound fiduciary prin-ciples and applicable law and regulations; and each employee of any such bank had the authority to act in the capacity in which such employee acted with respect to Trust Activities in each case in which such employee was held out as a represen-tative of such bank; and such bank has established policies and procedures for the purpose of complying with applicable laws of governmental entities relating to Trust Activities, has followed such policies and procedures in all material









         respects and has performed appropriate internal audit reviews of Trust Activities, which audits have disclosed no material violations of applicable laws of governmental entities or such policies and procedures.

                   2.23.  Interest Rate Risk Management Instruments.
         (a) Set forth on Schedule 2.23A is a list of all interest rate swaps, caps, floors, and option agreements and other interest rate risk management arrangements to which Seller or any of its Subsidiaries is a party or by which any of their properties or assets may be bound.

                   (b) All interest rate swaps, caps, floors and op-tion agreements and other interest rate risk management ar-rangements to which Seller or any of its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and in accordance with prudent banking practice and appli-cable rules, regulations and policies of Regulatory Authori-ties and with counterparties believed to be financially re-sponsible at the time and are legal, valid and binding obli-gations and are in full force and effect. Seller and each of its Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and there are no mate-rial breaches, violations or defaults or allegations or as-sertions of such by any party thereunder.

                   2.24. Accuracy of Information. The statements of Seller contained in this Agreement, the Schedules and any other written document executed and delivered by or on behalf of Seller pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

                   2.25. Brokers and Finders. Except for The Chicago Corporation, neither Seller nor any Seller Subsidiary nor any of their respective officers, directors or employees has em-ployed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Seller or any Seller Subsidiary in connection with this Agreement or the transactions contemplated hereby.















                                  ARTICLE III

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

                   Buyer represents and warrants to and covenants with Seller as follows:

                   3.01. Organization and Authority. Buyer and each of its Subsidiaries is a corporation, bank, trust company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except, in the case of the Buyer Subsidiaries, where the failure to be so qualified would not have a mate-rial adverse effect on the Condition of Buyer and its Sub-sidiaries, taken as a whole. Buyer is registered as a bank holding company with the Board under the Holding Company Act. True and complete copies of the Articles of Incorporation and Bylaws of Buyer and of Magna Bank, N.A., each in effect on the date of this Agreement, have been provided to Seller. Buyer's bank Subsidiaries (the "Buyer Banks") are national banking associations chartered by the OCC. The deposits of each of the Buyer Banks are insured by the BIF or, to the extent transferred to a Buyer Bank by the Resolution Trust Corporation, by the SAIF of the FDIC. The Buyer Banks iden-tified as such on Schedule 3.01 are members in good standing of the Federal Reserve System.

                   3.02. Capitalization of Buyer. The authorized capital stock of Buyer consists of (i) 40,000,000 shares of Buyer Common Stock, of which, as of August 23, 1996, 28,019,668 shares were issued and outstanding, (ii) 1,000,000 shares of preferred stock, no par value ("Buyer Preferred Stock"), of which no shares are issued or outstanding, (iii) 49,500 of 7.5% Cumulative Class B Voting Preferred Stock, par value $20.00 per share, of which 2,039 shares were issued and outstanding, and (iv) 1,000,000 shares of Class C Non-Voting Preferred Stock, par value $0.10 per share, of which no shares were outstanding. Buyer has designated 400,000 shares of Buyer Preferred Stock and has reserved such shares under the Buyer Rights Agreement. As of August 23, 1996, Buyer had reserved 5,384,673 shares of Buyer Common Stock for issuance under the Convertible Subordinated Capital Notes and Convert-ible Subordinated Debentures, Buyer's various stock option and incentive plans, a list of which is set forth on Schedule
         3.02 ("Buyer Stock Options"), Buyer's dividend reinvestment









         plan and Buyer's employee stock purchase plan. From August 23, 1996 through the date of this Agreement, no shares of Buyer Common Stock or other Equity Securities of Buyer have been issued, excluding any such shares which may have been issued pursuant to stock-based employee benefit or incentive plans and programs, or pursuant to the foregoing agreements. Buyer continually evaluates possible acquisitions and may, prior to the Effective Time, enter into one or more agree-ments providing for, and may consummate, the acquisition by it of another bank, association, bank holding company, sav-ings and loan holding company or other company (or the assets thereof) for consideration that may include equity securi-ties. In addition, prior to the Effective Time, Buyer may, depending on market conditions and other factors, otherwise determine to issue equity, equity-linked or other securities for financing purposes. Notwithstanding the foregoing, Buyer will not take any action that would (i) prevent the transac-tions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code, or (ii) mate-rially impede or delay receipt of any approval referred to in
         Section 6.01(b) or the consummation of the transactions con-templated by this Agreement. All of the issued and outstand-ing shares of capital stock of Buyer and its Subsidiaries are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Buyer or its Subsidiaries. At the Effective Time, the Buyer Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and non-assessable, and will not be issued in violation of any pre-emptive right of any stockholder of Buyer.

                   3.03. Authorization. (a) Buyer has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. No stockholder vote is re-quired for Buyer to approve this Agreement. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Buyer. This Agreement is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

                   (b) Neither the execution, delivery and perfor-mance by Buyer of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) or result in the termination of, or accelerate the performance required









         by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the mate-rial properties or assets of Buyer or any Buyer Subsidiary under any of the terms, conditions or provisions of (x) its articles or certificate of incorporation or bylaws, or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any Buyer Subsidiary or any of the material properties or assets of Buyer or any Buyer Subsidiary is a party or by which it may be bound, or to which Buyer or any Buyer Subsidiary may be subject, or (ii) subject to compli-ance with the statutes and regulations referred to in para-graph (c) of this Section 3.03, to the best knowledge of Buyer, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its Subsidiaries or any of their respective material properties or assets.

                   (c) Other than in connection with or in compliance with the provisions of the Delaware General Corporation Law (the "DGCL"), the Iowa Act, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or ex-emptions required under the Holding Company Act and the HSR Act, or any required approvals of any other Regulatory Au-thority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.

                   (d) Consummation of the transactions contemplated by this Agreement will be a valid, binding and enforceable obligation of Merger Sub. At the Effective Time, the capital stock of Merger Sub to be issued will be duly authorized, validly issued, fully paid and non-assessable.

                   3.03. Buyer Financial Statements. The consoli-dated and parent company only balance sheets of Buyer and its Subsidiaries as of December 31, 1995, 1994 and 1993 and re-lated consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended December 31, 1995, together with the notes thereto, audited by Ernst & Young LLP ("Buyer Auditors") as filed with the Securities and Exchange Commis-sion, and the unaudited consolidated balance sheets of Buyer and its Subsidiaries as of March 31 and June 30, 1996 and the related unaudited consolidated statements of income and cash flows for the periods then ended included in quarterly re-ports on Form 10-Q as filed with the Securities and Exchange Commission (collectively, the "Buyer Financial Statements"),









         have been prepared in accordance with GAAP, present fairly the consolidated financial position of Buyer and its Subsid-iaries at the dates and the consolidated results of opera-tions, changes in stockholders' equity and cash flows of Buy-er and its Subsidiaries for the periods stated therein and are derived from the books and records of Buyer and its Sub-sidiaries, which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations. Neither Buyer nor any of its Subsidiaries has any material contingent liabilities that are not described in the financial state-ments described above.

                   3.05. Buyer Reports. Since January 1, 1993, each of Buyer and the Buyer Subsidiaries has filed all material reports, registrations and statements, together with any re-quired material amendments thereto, that it was required to file with any Regulatory Authority. All such reports and statements filed with any such Regulatory Authority are col-lectively referred to herein as the "Buyer Reports." As of its respective date, each Buyer Report complied in all mate-rial respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the cir-cumstances under which they were made, not misleading.

                   3.06. Properties and Leases. Except as may be reflected in the Buyer Financial Statements, except for any Lien for current taxes not yet delinquent and except with respect to assets classified as real estate owned, Buyer and its Subsidiaries have good title free and clear of any mate-rial Lien to all the real and personal property reflected in Buyer's consolidated balance sheet as of June 30, 1996 in-cluded in the most recent Buyer Form 10-Q and, in each case, all real and personal property acquired since such date, ex-cept such real and personal property as has been disposed of in the ordinary course of business. All leases material to Buyer or any Buyer Subsidiary pursuant to which Buyer or any Buyer Subsidiary, as lessee, leases real or personal prop-erty, are valid and effective in accordance with their re-spective terms, and there is not, under any of such leases, any material existing default by Buyer or any Buyer Subsid-iary or any event which, with notice or lapse of time or both, would constitute such a material default. Substan-tially all of Buyer's and Buyer Subsidiaries' buildings, structures and equipment in regular use have been well main-tained and are in good and serviceable condition, normal wear and tear excepted.









                   3.07. Material Adverse Change. Since June 30, 1996, there has been no material adverse change in the Con-dition of Buyer and its Subsidiaries, taken as a whole.

                   3.08. Compliance with Laws. (a)(i) Each of Buyer and its Subsidiaries has complied with all laws, regulations, and orders (including without limitation zoning ordinances, building codes, ERISA, and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations and including without limitation in the case of any Buyer Subsidiary that is a bank, banking organization, thrift, banking corporation or trust company, all statutes, rules, regulations and policy statements, pertaining to the conduct of a banking, deposit-taking or lending or related business or to the exercise of trust powers) and governing instruments applicable to them and to the conduct of their business, except where such failure to comply would not have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole, and (ii) neither Buyer nor any Buyer Subsidiary is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal, or local and whether at law or in equity, except where such de-fault would not have a material adverse effect on the Condi-tion of Buyer and its Subsidiaries, taken as a whole. Nei-ther Buyer nor any Buyer Subsidiary is subject to or rea-sonably likely to incur a liability as a result of its owner-ship, operation, or use of any Property of Buyer (whether directly or, to the best knowledge of Buyer, as a consequence of such Property being part of the investment portfolio of Buyer or any Buyer Subsidiary) (A) that is contaminated by or contains any Toxic Substance, or (B) on which any Toxic Sub-stance has been stored, disposed of, placed, or used in the construction thereof; and which, in each case, reasonably could be expected to have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restric-tion on the business of Buyer or any Buyer Subsidiary which reasonably could be expected to have a material adverse ef-fect on the Condition of Buyer and its Subsidiaries, taken as a whole. Except as disclosed on Schedule 3.08A, no claim, action, suit, or proceeding is pending against Buyer or any Buyer Subsidiary relating to Property of Buyer before any court or other Regulatory Authority or arbitration tribunal












         relating to hazardous substances, pollution, or the environ-ment, and there is no outstanding judgment, order, writ, in-junction, decree, or award against or affecting Buyer or any Buyer Subsidiary with respect to the same.

                   (b) Buyer and each of its Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of Buyer and its Subsid-iaries; all such permits, licenses, certificates of author-ity, orders and approvals are in full force and effect and, to the best knowledge of Buyer, no suspension or cancellation of any of them is threatened; and all such filings, applica-tions and registrations are current.

                   (c) From and after January 1, 1993, neither Buyer nor any Buyer Subsidiary has received any notification or communication which has not been resolved from any Regulatory Authority (i) asserting that any Buyer or any Subsidiary of Buyer, is not in substantial compliance with any of the stat-utes, regulations or ordinances that such Regulatory Author-ity enforces, except with respect to matters which (A) are set forth on Schedule 3.08C or in any writing previously fur-nished to Buyer or (B) reasonably could not be expected to have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole, (ii) threatening to re-voke any license, franchise, permit or governmental autho-rization that is material to the Condition of Buyer and its Subsidiaries, taken as a whole, including without limitation such company's status as an insured depositary institution under the Federal Deposit Insurance Act, or (iii) requiring or threatening to require Buyer or any of its Subsidiaries, or indicating that Buyer or any of its Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement re-stricting or limiting or purporting to direct, restrict or limit in any manner the operations of Buyer or any of its Subsidiaries, including without limitation any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

                   3.09. Registration Statement, etc. None of the information regarding Buyer or any of its Subsidiaries sup-plied or to be supplied by Buyer for inclusion or included in
         (i) the Registration Statement, (ii) the Proxy Statement, or
         (iii) any other documents to be filed with any Regulatory









         Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Regis-tration Statement, when it becomes effective and, with re-spect to the Proxy Statement, when mailed (or furnished to stockholders of Seller), be false or misleading with respect to any material fact, or omit to state any material fact nec-essary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting. All documents which Buyer or any of its Subsidiaries are responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

                   3.10. Labor. No work stoppage involving Buyer or any Buyer Subsidiary, is pending or, to the best knowledge of Buyer, threatened. Neither Buyer nor any Buyer Subsidiary is involved in, or, to the best knowledge of Buyer, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which reasonably could be ex-pected to have a material adverse affect on the Condition of Buyer and its Subsidiaries, taken as a whole. Except as dis-closed on Schedule 3.10, employees of neither Buyer nor any Buyer Subsidiary are represented by any labor union or any collective bargaining organization.

                   3.11. Material Interests of Certain Persons. (a) Except as set forth in Buyer's Proxy Statement for its 1996 Annual Meeting of Stockholders, to the best knowledge of Buyer, no executive officer or director of Buyer or any Sub-sidiary of Buyer, or any "associate" (as such term is defined in Rule l4a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal, tangible or intangible), used in or pertaining to the business of, Buyer or any Subsidiary of Buyer, which in the case of Buyer is required to be dis-closed by Item 404 of Regulation S-K promulgated by the Secu-rities and Exchange Commission or in the case of any such Subsidiary would be required to be so disclosed if such Sub-sidiary had a class of securities registered under Section 12 of the Exchange Act.

                   (b) As of June 30, 1996, there are no loans from Buyer or any Buyer Subsidiary to any present officer, di-rector, employee or any associate or related interest of any









         such person which have been made other than in accordance with applicable laws and regulations.

                   3.12. Employee Benefit Plans. (a) Except as set forth in Schedule 3.12A, neither Buyer nor any Buyer Sub-sidiary is a party to any existing employment, management, consulting, deferred compensation, change-in-control or other similar contract. "Buyer Employee Plans" means all pension, retirement, supplemental retirement, savings, profit sharing, stock option, stock purchase, stock ownership, stock appre-ciation right, deferred compensation, consulting, bonus, med-ical, disability, workers' compensation, vacation, group in-surance, severance and other material employee benefit, in-centive and welfare policies, contracts, plans and arrange-ments, and all trust agreements related thereto, maintained (currently or at any time in the last five years) by or con-tributed to by Buyer or any Buyer Subsidiary in respect of any of the present or former directors, officers, or other employees of and/or consultants to Buyer or any Buyer Sub-sidiary. Schedule 3.12A lists all Buyer Employee Plans cur-rently in effect. Buyer has furnished Seller with the fol-lowing documents with respect to each Buyer Employee Plan:
         (i) a true and complete copy of all written documents com-prising such Buyer Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Buyer Employee Plan; (ii) the most recent Form 5500 or Form 5500-C (including all schedules thereto), if applicable;
         (iii) the most recent financial statements and actuarial re-ports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and
         (v) the most recent IRS determination letter, if any. With-out limiting the generality of the foregoing, Buyer has fur-nished Seller with true and complete copies of each form of stock option grant or stock option agreement that is out-standing under any stock option plan of Buyer or any Buyer Subsidiary.

                   (b) Except as set forth in Schedule 3.12B, all Buyer Employee Plans have been maintained and operated ma-terially in accordance with their terms and with the material requirements of all applicable statutes, orders, rules and final regulations, including without limitation ERISA and the Code. All contributions required to be made to Buyer Em-ployee Plans have been made.

                   (c) With respect to each of the Buyer Employee Plans which is a pension plan (as defined in Section 3(2) of ERISA) (the "Buyer Pension Plans"): (i) each Buyer Pension Plan which is intended to be "qualified" within the meaning









         of Section 401(a) of the Code has been determined to be so qualified by the IRS and, to the knowledge of Buyer, such determination letter may still be relied upon, and each re-lated trust is exempt from taxation under Section 501(a) of the Code; (ii) the present value of all benefits vested and all benefits accrued under each Buyer Pension Plan which is subject to Title IV of ERISA, valued using the assumptions in the most recent actuarial report, did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule 3.12A), exceed the value of the assets of the Buyer Pension Plan allocable to such vested or accrued benefits;
         (iii) to the best knowledge of Buyer, there has been no "pro-hibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject any Buyer Pension Plan or associated trust, or the Buyer or any Buyer Subsidiary, to any material tax or penalty; (iv) except as set forth on Schedule 3.12C, no Buyer Pension Plan subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Buyer Pension Plan, as that term is defined in
         Section 4043 of ERISA on or after January 1, 1985; and (v) no Buyer Pension Plan or any trust created thereunder has in-curred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived). No Buyer Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA. With respect to each Mul-tiple Employer Pension Plan: (i) neither Buyer nor any Buyer Subsidiary would have any liability or obligation to post a bond under Section 4063 of ERISA if Buyer and all Buyer Sub-sidiaries were to withdraw from such Multiple Employer Pen-sion Plan; and (ii) neither Buyer nor any Buyer Subsidiary would have any liability under Section 4064 of ERISA if such Multiple Employer Pension Plan were to terminate.

                   (d) Except as set forth on Schedule 3.12D, neither Buyer nor any Buyer Subsidiary has any material liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

                   (e) Neither Buyer nor any Buyer Subsidiary has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c),
         (m) or (o) of the Code.

                   (f) Except as set forth on Schedule 3.12F, neither the execution nor delivery of this Agreement, nor the con-summation of any of the transactions contemplated hereby, will (i) result in any material payment (including without limitation severance, unemployment compensation or golden parachute payment) becoming due to any director or employee









         of Buyer or any Buyer Subsidiary from any of such entities,
         (ii) materially increase any benefit otherwise payable under any of the Buyer Employee Plans or (iii) result in the ac-celeration of the time of payment of any such benefit. No holder of an option to acquire stock of Buyer has or will have at any time through the Effective Time the right to re-ceive any cash or other payment (other than the issuance of stock of Buyer) in exchange for or with respect to all or any portion of such option. Buyer shall use its reasonable best efforts to insure that no amounts paid or payable by Buyer or any of its Subsidiaries to or with respect to any employee or former employee of Buyer or any Buyer Subsidiary will fail to be deductible for federal income tax purposes by reason of
         Section 280G of the Code. No Buyer Employee Stock Option has an associated "Additional Option Right" or similar "re-load" feature.

                   3.13. Commitments and Contracts. Neither Buyer nor any Buyer Subsidiary is in violation of its charter docu-ments or bylaws or in default under any material agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except, in all cases, where such default would not have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole.

                   3.14. Litigation and Other Proceedings. Neither Buyer nor any Buyer Subsidiary is a party to any pending or, to the best knowledge of Buyer, threatened claim, action, suit, investigation or proceeding, or is subject to any or-der, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole, or which purports or seeks to enjoin or restrain the transactions contemplated by this Agreement. Without limiting the generality of the fore-going, there are no actions, suits, or proceedings pending or, to the best knowledge of Buyer, threatened against Buyer or any Buyer Subsidiary or any of their respective officers or directors by any stockholder of Buyer or any Buyer Subsid-iary (or any former stockholder of Buyer or any Buyer Subsid-iary) or involving claims under the Securities Act, the Ex-change Act, the CRA or the fair lending laws.

                   3.15. Taxes. Buyer and each Buyer Subsidiary have timely filed or will timely (including extensions) file all material tax returns required to be filed at or prior to the









         Closing Date ("Buyer Returns"). Each of Buyer and its Sub-sidiaries has paid, or set up adequate reserves on the Buyer Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by the Buyer Financial Statements and has set up adequate reserves on the most recent financial statements Buyer has filed under the Exchange Act for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such financial statements. Neither Buyer nor any Buyer Subsidiary will have any liability mate-rial to the Condition of Buyer and the Buyer Subsidiaries, taken as a whole, for any such taxes in excess of the amounts so paid or reserves so established and no material deficien-cies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against any of Buyer or any Buyer Subsidiary which would not be covered by existing reserves. Neither Buyer nor any Buyer Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge, nor, except as previously disclosed, has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. The federal and state income tax returns of Buyer and the Buyer Subsidiaries have been audited and settled by the IRS or appropriate state tax authorities for all periods ended through December 31, 1992. There is no deficiency or material refund litigation or matter in controversy with respect to Buyer Returns. Nei-ther Buyer nor any Buyer Subsidiary has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

                   3.16. Accounting, Tax and Regulatory Matters. Neither Buyer nor any Buyer Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circum-stance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agree-ment.

                   3.17. Accuracy of Information. The statements of Buyer contained in this Agreement, the Schedules and in any other written document executed and delivered by or on behalf of Buyer pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained herein or therein not misleading.










                   3.18. Brokers and Finders. Except for Donaldson, Lufkin & Jenrette Securities Corporation, neither Buyer nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, bro-kerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Buyer or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.


                                   ARTICLE IV

               CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

                   4.01. Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, each of Buyer and Seller shall, and shall cause each of their respective Subsidiaries to, conduct its business according to the ordinary and usual course consis-tent with past practices and shall, and shall cause each such Subsidiary to, use its reasonable best efforts to maintain and preserve its business organization, employees and advan-tageous business relationships and retain the services of its officers and key employees. Seller acknowledges that Buyer has filed with the OCC a request for approval to establish and operate certain subsidiaries for, among other things, tax and administrative purposes, and Seller agrees that the es-tablishment and operation of such subsidiaries shall not be violative of the provisions of this Section.

                   4.02. Forbearances. Except as otherwise contem-plated by this Agreement and without limiting the provisions of Section 4.01, during the period from the date of this Agreement to the Effective Time, Seller shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Buyer:

                   (a) subject to the provisions of Section 5.15, declare, set aside or pay any dividends or other distri-butions, directly or indirectly, in respect of its capi-tal stock (other than its regular quarterly dividend not to exceed $0.23 per share and dividends from a wholly owned Subsidiary of Seller to Seller or another wholly owned Subsidiary of Seller) and provided further, that Seller shall not declare or pay any dividends on Seller Common Stock for any period in which its stockholders will be entitled to receive any regular quarterly divi-dend on the shares of Buyer Common Stock to be issued in the Merger; or









                   (b) enter into or amend any employment, severance or similar agreement or arrangement with any director or officer or employee, or materially modify any of the Seller Employee Plans or grant any salary or wage in-crease or materially increase any employee benefit (in-cluding incentive or bonus payments), except normal in-dividual increases in compensation to employees consis-tent with past practice, or as required by law or con-tract; or

                   (c) authorize, propose or announce an intention to authorize, or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination (other than the Merger), any acqui-sition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material con-tract rights; or

                   (d) propose or adopt any amendments to its ar-ticles of incorporation, association or other charter document or bylaws; or

                   (e) issue, sell, grant, confer or award any of its Equity Securities (except shares of Seller Common Stock issued upon exercise of Seller Employee Stock Options outstanding on the date of this Agreement) or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement; or

                   (f) purchase, redeem, retire, repurchase, or ex-change, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pur-suant to the terms of such Equity Securities or other-wise; or

                   (g) (i) without first consulting with Buyer, enter into, renew or increase any loan or credit commitment (including standby letters of credit) to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, "Lend to") in an amount in excess of $1,500,000 or in an amount which, or when aggregated with any and all loans or credit commitments to such person or entity, would be in excess of $1,500,000; (ii) Lend to any person other than in accordance with lending policies as in effect on the date hereof; or (iii) with-out first consulting with Buyer, Lend to any person or









              entity any of the loans or other extensions of credit to which or investments in which are on a "watch list" or similar internal report of Seller or any Seller Subsid-iary (except those denoted "pass" thereon), in an amount in excess of $500,000; provided, however, that nothing in this paragraph shall prohibit Seller or any Seller Subsidiary from honoring any contractual obligation in existence on the date of this Agreement; or

                   (h) directly or indirectly (including through its officers, directors, employees or other representatives) initiate, solicit or encourage any discussions, inquir-ies or proposals with any third party relating to the disposition of any significant portion of the business or assets of Seller or any Seller Subsidiary or the ac-quisition of Equity Securities of Seller or any Seller Subsidiary or the merger of Seller or any Seller Sub-sidiary with any person (other than Buyer) or any simi-lar transaction (each such transaction being referred to herein as an "Acquisition Transaction"), or provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and Seller shall promptly notify Buyer orally of all the relevant details relating to all in-quiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction; or

                   (i) take any action that would (A) materially im-pede or delay the consummation of the transactions con-templated by this Agreement or the ability of Buyer or Seller to obtain any approval of any Regulatory Author-ity required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code; or

                   (j) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or other-wise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity; or

                   (k) without prior consultation with Buyer, re-structure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or execute any individual investment transaction (i) in









              United States Treasury securities in excess of $5,000,000 and (ii) in any other investment securities in excess of $1,000,000; or

                   (l) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other act which would make any of the representations and war-ranties in Article II of this Agreement untrue or incor-rect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act.

                   4.03. Forbearances. Except as set forth on Sched-ule 4.03 or as otherwise contemplated by this Agreement and without limiting the provisions of Section 4.01, during the period from the date of this Agreement to the Effective Time, Buyer shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Seller:

                   (a) take any action that would (A) materially im-pede or delay the consummation of the transactions con-templated by this Agreement or the ability of Buyer or Seller to obtain any approval of any Regulatory Author-ity required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code; or

                   (b) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other act which would make any of the representations and war-ranties in Article III of this Agreement untrue or in-correct in any material respect if made anew after en-gaging in such activity, entering into such transaction, or taking or omitting such other act.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

                   5.01. Access and Information. (a) Buyer and its Subsidiaries, on the one hand, and Seller and its Subsidiar-ies, on the other hand, shall each afford to each other, and to the other's accountants, counsel and other representa-tives, full access during normal business hours, during the period prior to the Effective Time, to all their respective









         properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other
         (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the require-ments of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Each party here-to shall, and shall cause its advisors and representatives to, (A) hold confidential all information obtained in connec-tion with any transaction contemplated hereby with respect to the other party which is not otherwise public knowledge, (B) return all documents (including copies thereof) obtained hereunder from the other party to such other party and (C) use its reasonable best efforts to cause all information ob-tained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such in-formation unless such information becomes generally available to the public.

                   (b) Promptly following the date of this Agreement, each party shall commence a review of the operations, busi-ness affairs, prospects and financial condition of the other party (the "Due Diligence Review"). Such Due Diligence Re-view shall conclude by not later than 15 business days after the date of this Agreement (the "Due Diligence Period").
         Each party shall promptly advise the other of any situation, event, circumstance or other matter which first came to the attention of such party after the date hereof which could result in the termination of this Agreement pursuant to Sec-tion 7.01 hereof, or, if applicable, of the absence of any situation, event, circumstance or other matter. Notwith-standing anything herein or implied to the contrary, the Due Diligence Review shall not limit, restrict or preclude, or be construed to limit, restrict or preclude, either party, at any time or from time to time thereafter, from conducting such further reviews or from exercising any rights available to it hereunder as a result of the existence or occurrence prior to the Due Diligence Period of any event or condition which was not detected in the Due Diligence Review and which would constitute a breach of any representation, warranty or agreement under this Agreement.

                   5.02.  Registration Statement; Regulatory Matters.
         (a) Buyer shall prepare and, subject to the review and con-sent of Seller with respect to matters relating to Seller, file with the Securities and Exchange Commission as soon as is reasonably practicable the Registration Statement (or the equivalent in the form of preliminary proxy material) with respect to the consideration to be issued by Buyer in the









         Merger. Buyer shall prepare and file an application with the Federal Reserve Board, OTS and Iowa Division of Banking as soon as reasonably practicable. Buyer shall use all reason-able efforts to cause the Registration Statement to become effective. Buyer shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of any shares, and Seller and its Subsidiaries shall furnish Buyer all information concern-ing Seller and its Subsidiaries and the stockholders thereof as Buyer may reasonably request in connection with any such action.

                   (b) Seller and Buyer shall cooperate and use their respective reasonable best efforts to prepare all documenta-tion, to effect all filings and to obtain all permits, con-sents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transac-tions contemplated by this Agreement and, as and if directed by Buyer, to consummate such other mergers, consolidations or asset transfers or other transactions by and among Buyer's Subsidiaries and Seller's Subsidiaries concurrently with or following the Effective Time.

                   5.03. Stockholder Approval. Seller shall call a meeting of its stockholders to be held as soon as practicable for the purpose of voting upon the Merger or take other ac-tion for stockholders to authorize the Merger. In connection therewith, Buyer shall prepare the Proxy Statement and, with the approval of each of Buyer and Seller, the Proxy Statement shall be filed with the Securities and Exchange Commission and mailed to the stockholders of Seller. The Board of Di-rectors of Seller shall (subject to compliance with its fidu-ciary duties as advised by counsel) recommend to its share-holders the approval of this Agreement and the Merger contem-plated hereby and use its reasonable efforts to obtain such approval.

                   5.04. Current Information. During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other party with copies of all monthly and other interim financial information or reports as the same become available and shall cause one or more of its designated representatives to confer on a regular and fre-quent basis with representatives of the other party. Each party shall promptly notify the other party of any material change in its business or operations and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the insti-tution or the threat of material litigation involving such










         party, and shall keep the other party fully informed of such events.

                   5.05. Agreements of Affiliates. As soon as prac-ticable after the date of this Agreement, Seller shall de-liver to Buyer a letter identifying all persons whom Seller believes to be, at the time this Agreement is submitted to a vote of the stockholders of Seller, "affiliates" of Seller for purposes of Rule 145 under the Securities Act. Seller shall use its reasonable best efforts to cause each person who is so identified as an "affiliate" to deliver to Buyer as soon as practicable thereafter, and in any event no later than the publication of notice in the Federal Register of Buyer's application with the Federal Reserve Board referred to in Section 5.02, a written agreement in Form of Exhibit C providing that from the date of such agreement each such per-son will agree not to sell, pledge, transfer or otherwise dispose of any shares of stock of Seller held by such person or any shares of Buyer Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act.

                   5.06. Expenses. Each party hereto shall bear its own expenses incident to preparing, entering into and carry-ing out this Agreement and to consummating the Merger.

                   5.07. Miscellaneous Agreements and Consents. Sub-ject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advis-able under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agree-ment as expeditiously as possible, including without limita-tion using its respective reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective Subsidiaries to, use its reasonable best efforts to obtain consents of all third par-ties and Regulatory Authorities necessary or, in the opinion of Buyer, desirable for the consummation of the transactions contemplated by this Agreement.

                   5.08. Employee Stock Options. At the Effective Time, all rights with respect to Seller Common Stock pursuant to Seller Employee Stock Options that are outstanding at the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to Buyer Common










         Stock, and Buyer shall assume each Seller Employee Stock Op-tion in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time,
         (i) each Seller Employee Stock Option assumed by Buyer shall be exercised solely for shares of Buyer Common Stock, (ii) the number of shares of Buyer Common Stock subject to each Seller Employee Stock Option shall be equal to the number of shares of Seller Common Stock subject to such Seller Employee Stock Option immediately prior to the Effective Time multi-plied by the Exchange Ratio and (iii) the per share exercise price under each Seller Employee Stock Option shall be ad-justed by dividing the per share exercise price under such Seller Employee Stock Option by the Exchange Ratio and round-ing down to the nearest cent; provided, however, that the terms of each Seller Employee Stock Option shall, in accor-dance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, re-capitalization or other similar transaction subsequent to the Effective Time. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in the Code, as to any Seller Em-ployee Stock Option that is an "incentive stock option."

                   5.09. Press Releases. Except as may be required by law, Seller and Buyer shall consult and agree with each other as to the form, timing and substance of any proposed press release relating to this Agreement or any of the trans-actions contemplated hereby.

                   5.10. State Takeover Statutes. Seller will take all steps necessary to exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from, and if necessary challenge the validity of, any applicable state takeover law.

                   5.11. D&O Indemnification. Buyer agrees that the Merger shall not affect or diminish any of Seller's duties and obligations of indemnification existing as of the Effec-tive Time in favor of employees, agents, directors or offic-ers of Seller or its Subsidiaries arising by virtue of their respective Articles of Incorporation or Bylaws in the form in effect at the date of this Agreement or arising by operation of law or arising by virtue of any contract, resolution or other agreement or document existing at the date of this Agreement, and Buyer agrees to use its reasonable best ef-forts to assume such duties and obligations of indemnifica-tion, in order that such duties and obligations shall con-tinue in full force and effect for so long as they would (but










         for the Merger) otherwise survive and continue in full force and effect.

                   5.12. Insurance. As soon as practicable following the date hereof, Seller shall, and Seller shall cause its Subsidiaries to, use its reasonable best efforts to maintain its existing insurance coverage.

                   5.13. Certain Directors. Buyer agrees to cause Messrs. Erl A. Schmiesing and Douglas K. Shull to be elected or appointed as directors of Buyer at, or promptly after the Effective Time. Buyer shall take all corporate action neces-sary to ensure that Mr. Schmiesing serves on the Board of Directors of Buyer for a period of three years following the Closing Date.

                   5.14. Employment Agreements. All employment and change of control agreements with Seller employees in effect prior to the date of this Agreement and previously disclosed to Buyer will be honored by Buyer in accordance with their terms; provided, however, that certain named executives will surrender their existing employment and change of control agreements in exchange for (i) Buyer change of control or employment agreements, and (ii) awards of restricted stock with a value of one times Annualized Includible Compensation (as defined in the applicable agreement) vesting ratably over five years, with accelerated vesting if terminated without Cause or as result of a Change of Control (each as defined in the applicable agreement) of Buyer.

                   5.15. Dividends. After the date of this Agree-ment, each of Buyer and Seller shall coordinate with the other the declaration of any dividends in respect of Buyer Common Stock and Seller Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Buyer Common Stock or Seller Common Stock shall not receive two dividends, or fail to re-ceive one dividend, for any single calendar quarter with re-spect to their shares of Buyer Common Stock and/or Seller Common Stock and any shares of Buyer Common Stock any such holder receives in exchange therefor in the Merger.


                                   ARTICLE VI

                                   CONDITIONS

                   6.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or









         waiver at or prior to the Effective Time of the following conditions:

                   (a) This Agreement shall have received the requi-site approval of stockholders of Seller.

                   (b) All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from the Federal Reserve Board, the State Bank Regulator, the OTS and any other Regulatory Authority; provided, however, that such approvals shall not contain or impose any conditions or requirements that would have a material adverse effect on the business or financial condition of either party.

                   (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

                   (d) Neither Seller nor Buyer shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

                   (e) Each of Buyer and Seller shall have received, from counsel reasonably satisfactory to it, an opinion reasonably satisfactory in form and substance to it to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are con-sistent with the state of facts existing at the Effec-tive Time, the Merger will constitute a reorganization within the meaning of Section 368 of the Code and that accordingly:


                        (i)  no gain or loss will be recognized by
                   Seller or Buyer as a result of the Merger;

                        (ii)  no gain or loss will be recognized by
                   the stockholders of Seller who exchange their shares of Seller Common Stock solely for Buyer Com-mon Stock pursuant to the Merger (except with re-spect to cash received in lieu of fractional shares);

                        (iii) the tax basis of the Buyer Common Stock received by stockholders who exchange all of their Seller Common Stock solely for Buyer Common Stock in the Merger will be the same as the tax basis of the Seller Common Stock surrendered in exchange therefor (reduced by any amount allocable to a









                   fractional share interest for which cash is re-ceived).

                        (iv)  gain will be recognized by the stock-
                   holders of Seller who exchange their shares of Seller Common Stock for Buyer Common Stock and cash to the extent of the lesser of (i) the amount of cash received, or (ii) the fair market value of the Buyer Common Stock and cash received less the stockholder's basis in the Seller Common Stock sur-rendered; and

                        (v)  the tax basis of the Buyer Common Stock
                   received by stockholders who exchange their shares of Seller Common Stock for Buyer Common Stock and cash will be the same as the tax basis of the Seller Common Stock surrendered in exchange there-for, reduced by the amount of cash received by the stockholder, and increased by the amount of gain recognized by the stockholder on such exchange.

         In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Seller, Buyer and others.

                   6.02. Conditions to Obligations of Seller to Ef-fect the Merger. The obligations of Seller to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional con-ditions:

                   (a) Representations and Warranties. The repre-sentations and warranties of Buyer set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except (i) to the extent such repre-sentations and warranties are by their express provi-sions made as of a specified date or period and (ii) for the effect of transactions contemplated by this Agree-
              ment) and Seller shall have received a certificate of the chairman or chief financial officer of Buyer to that effect.

                   (b) Performance of Obligations. Buyer shall have performed in all material respects all obligations re-quired to be performed by it under this Agreement prior to the Effective Time, and Seller shall have received a certificate of the chairman or chief financial officer of Buyer to that effect.









                   6.03. Conditions to Obligations of Buyer to Effect the Merger. The obligations of Buyer to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

                   (a) Representations and Warranties. The repre-sentations and warranties of Seller set forth in Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except (i) to the extent such repre-sentations and warranties are by their express provi-sions made as of a specific date or period and (ii) for the effect of transactions contemplated by this Agree-
              ment) and Buyer shall have received a certificate of the chairman of Seller and a certificate of the president and chief executive officer of Seller to that effect.

                   (b) Performance of Obligations. Seller shall have performed in all material respects all obligations re-quired to be performed by it under this Agreement prior to the Effective Time, and Buyer shall have received a certificate of the chairman of Seller and a certificate of the president and chief executive officer of Seller to that effect.


                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

                   7.01. Termination. This Agreement may be termi-nated at any time prior to the Effective Time, whether before or after any requisite stockholder approval:

                   (a) by mutual consent of the Board of Directors of Buyer and the Board of Directors of Seller;

                   (b) by the Board of Directors of Buyer or the Board of Directors of Seller at any time after the date that is ten months after the date of this Agreement if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in ma-terial breach of any representation, warranty, covenant or other agreement contained herein);














                   (c) by the Board of Directors of Buyer or the Board of Directors of Seller if (i) any Regulatory Au-thority has denied approval of the Merger and such de-nial has become final and nonappealable, (ii) stockhold-ers of Seller shall not have approved this Agreement at the Meeting, or (iii) the approval of any Regulatory Authority required pursuant to Section 6.01(b) of this Agreement contains or imposes any conditions or require-ments that would have a material adverse effect on the Condition of either party;

                   (d) by the Board of Directors of Buyer in the event of a material breach by Seller of any representa-tion, warranty, covenant or other agreement contained in this Agreement, which breach is not cured within 30 days after provision of written notice thereof to Seller by Buyer;

                   (e) by the Board of Directors of Buyer or Seller in the event that (i) its Due Diligence Review of the other party discloses matters the impact of which af-fects the other party in a manner which its Board of Directors in the good faith exercise of its reasonable judgment believes either (A) to be inconsistent in any material and adverse respect with any of the representa-tions or warranties of the other party, or (B) (x) to be of such significance as to materially and adversely af-fect the Condition of the other party, taken as a whole, or (y) to deviate materially and adversely from the fi-nancial statements for the year ended December 31, 1995 of the other party, (ii) Buyer or Seller, as the case may be, notifies the other party of such matters within 5 business days of the expiration of the Due Diligence Period, and (iii) such matters (A) are not capable of being cured or (B) have not been cured within 30 days after provision of written notice thereof by Buyer or Seller, as the case may be, to the other party;

                   (f) by the Board of Directors of Seller in the event of a material breach by Buyer of any representa-tion, warranty, covenant or other agreement contained in this Agreement, which breach is not cured within 30 days after written notice thereof is given to Buyer by Seller; or

                   (g) by the Board of Directors of Seller within five days of the last day of the Valuation Period, if both of the following conditions are satisfied:











                        (i)  the Valuation Period Market Value shall
                   be less than $20; and

                        (ii) (A) the number obtained by dividing the Valuation Period Market Value by the Starting Price (such number being referred to herein as the "Buyer Ratio") shall be less than (B) the number obtained by dividing the Average Index Price by the Index Price on the Starting Date and subtracting .15 from the quotient in this clause (ii)(B) (such number being referred to herein as the "Index Ratio");

              provided, however, that if the Seller elects to exercise its termination right pursuant to this Section 7.01(g), it shall give prompt written notice to Buyer; provided further that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period.

                   For purposes of this Section 7.01(g), the following
              terms shall have the meanings indicated:

                   "Average Index Price" means the average of the In-
              dex Prices for the ten consecutive full NASDAQ trading days ending at the close of trading on the last day of the Valuation Period.

                   "Index Group" means the group of each of the 35
              bank holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the last day of the Valuation Period, any public announcement of a proposal either (i) for such company to be acquired or (ii) for such company to acquire an-other company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that the common stock of any such company ceases to be publicly traded or such an announcement is made, such company will be removed from the Index Group, and the weights redistributed proportionately for pur-poses of determining the Index Price. The 35 bank hold-ing companies and the weights attributed to them are as follows:

                                                         Index
              Bank Holding Company                      Weights

              AmSouth Bancorporation                   1.46844%
              Banc One Corporation                    11.11981%
              Bancorp Hawaii, Inc.                     1.02260%









              BanPonce Corporation                     1.16201%
              Boatmen's Bancshares, Inc.               4.56467%
              City National Corporation                0.52395%
              Comerica Incorporated                    3.76169%
              Crestar Financial Corporation            1.68270%
              Cullen/Frost Bankers, Inc.               0.43216%
              Deposit Guaranty Corp.                   0.60120%
              Fifth Third Bancorp                      3.79404%
              First Bank System, Inc.                  5.82621%
              First Chicago NBD Corporation            9.32798%
              First Empire State Corporation           1.14701%
              First of America Bank Corporation        1.93063%
              First Security Corporation               1.39727%
              First Tennessee National Corporation     1.48690%
              Firstar Corporation                      2.21165%
              Huntington Bancshares Incorporated       2.16071%
              KeyCorp                                  6.24310%
              Mark Twain Bancshares, Inc.              0.40219%
              Marshall & Ilsley Corporation            1.69542%
              Mercantile Bancorporation, Inc.          1.98926%
              National City Corporation                5.74976%
              Northern Trust Corporation               2.40936%
              Norwest Corporation                      9.39383%
              Old Kent Financial Corporation           1.20974%
              Regions Financial Corporation            1.87689%
              Signet Banking Corporation               0.96991%
              SouthTrust Corporation                   1.89527%
              Star Banc Corporation                    1.53120%
              State Street Boston Corporation          2.93498%
              UnionBanCal Corporation                  1.75614%
              United Carolina Bancshares Corporation   0.37232%
              U.S. Bancorp                             3.94900%


                                                     100.00000%

                   "Index Price" on a given date means the weighted
              average (weighted in accordance with the factors listed above) of the closing prices on such date of the compa-nies composing the Index Group.

                   "Starting Date" means the last full day on which
              NASDAQ was open for trading prior to the execution of this Agreement.

                   "Starting Price" shall mean the closing-sale price
              per share of Buyer Common Stock on the Starting Date, as reported by NASDAQ (as reported in The Wall Street Jour-nal, Midwest edition, or, if not reported therein, in another mutually agreed upon authoritative source).









                   If any company belonging to the Index Group or
              Buyer declares or effects a stock dividend, reclassifi-cation, recapitalization, split-up, combination, ex-change of shares or similar transaction between the Starting Date and the last day of the Valuation Period, the prices for the common stock of such company or Buyer shall be appropriately adjusted for the purposes of ap-plying this Section 7.01(g).

                   7.02. Effect of Termination. In the event of ter-mination of this Agreement as provided in Section 7.01 hereof this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or Seller or their respective officers or directors except as set forth in the second sentence of Section 5.01(a) and in Section 5.06; provided that termination of this Agreement pursuant to Sec-tion 7.01(d) or 7.01(f) shall not relieve the breaching party from liability for any willful breach of any covenants, un-dertakings, representations or warranties giving rise to such termination.

                   7.03. Amendment. This Agreement may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of this Agreement by the stockholders of Seller; provided, however, that after any such approval by the stock-holders of Seller no such modification shall alter or change the amount or kind of consideration to be received by holders of Seller Common Stock as provided in this Agreement. This Agreement may not be amended except by an instrument in writ-ing signed on behalf of each of Buyer and Seller.

                   7.04. Severability. Any term, provision, covenant or restriction contained in this Agreement held by a court or a Regulatory Authority of competent jurisdiction to be in-valid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or re-strictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

                   7.05. Waiver. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is, or whose stockholders are, entitled to the benefits thereof.











                                  ARTICLE VIII

                               GENERAL PROVISIONS

                   8.01. Non-Survival of Representations, Warranties and Agreements. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investi-gation. Except as set forth below in this Section 8.01, all representations, warranties and agreements in this Agreement of Buyer and Seller or in any instrument delivered by Buyer or Seller pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms or, in the case of any other such instrument, in accordance with the terms of such instrument. In the event of consummation of the Merger, the agreements contained herein which by their terms are to be performed following the Effective Time shall survive the Effective Time until performed in accordance with their terms. In the event of termination of this Agreement in ac-cordance with its terms, the agreements contained in or re-ferred to in the second sentence of Section 5.01(a), Section
         5.06 and Section 7.02 shall survive such termination.

                   8.02. Notices. All notices and other communica-tions hereunder shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally or (ii) upon confirmation of receipt, if by facsimile trans-mission or (iii) on the date received if mailed by registered or certified mail (return receipt requested), or (iv) on the business date after being delivered to a reputable overnight delivery service, if by such service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                       (i)  if to Buyer:

                            Magna Group, Inc.
                            One Magna Place
                            1401 South Brentwood Boulevard
                            St. Louis, Missouri  63144-1401
                            Attention:  G. Thomas Andes















                       Copy to:

                            Wachtell, Lipton, Rosen & Katz
                            51 West 52nd Street
                            New York, New York  10019
                            Attention:  Craig M. Wasserman, Esq.
                            Telecopy:  (212) 403-2000


                       (ii)  if to Seller:

                            Homeland Bankshares Corporation
                            229 East Park Avenue
                            P.O. Box 5300
                            Waterloo, Iowa  50704-5300
                            Attention:  Erl A. Schmiesing


                       Copy to:

                            Nyemaster, Goode, McLaughlin, Voigts,
                            West, Hansell & O'Brien, P.C.
                            1900 Hub Tower
                            699 Walnut Street
                            Des Moines, Iowa  50309
                            Attention:  Gregory P. Page, Esq.
                            Telecopy:   (515) 283-3108

                   8.03. Miscellaneous. This Agreement (including the Schedules and other written documents referred to herein or provided hereunder) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, including any con-fidentiality agreement between the parties hereto, (ii) is not intended to confer upon any person not a party hereto any rights or remedies hereunder, (iii) shall not be assigned by operation of law or otherwise and (iv) shall be governed in all respects by the laws of the State of Missouri, except as otherwise specifically provided herein or required by the Iowa Act. Nothing in this Agreement shall be construed to require any party (or any subsidiary or affiliate of any party) to take any action or fail to take any action in vio-lation of applicable law, rule or regulation. This Agreement may be executed in counterparts which together shall consti-tute a single agreement.













                   IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be signed and, by such signature, acknowl-edged by their respective officers thereunto duly authorized, and such signatures to be attested to by their respective officers thereunto duly authorized, all as of the date first written above.


         Attest:                         MAGNA GROUP, INC.



         /s/ Carolyn B. Ryseff           By: /s/ G. Thomas Andes
         Name:  Carolyn B. Ryseff        Name:   G. Thomas Andes
         Title: Secretary                Title:  Chairman and Chief
                                                   Executive Officer



         Attest:                         HOMELAND BANKSHARES CORPORATION



         /s/ Marcia C. Borwig            By: /s/ Erl A. Schmiesing
         Name:   Marcia C. Borwig           Name:   Erl A. Schmiesing
         Title:  Secretary to the           Title:  Chairman, President and
                   Board                              Chief Executive Officer


























                                                             EXHIBIT A















                             FILED AS EXHIBIT 99.1
                                                               EXHIBIT B




                                ARTICLES OF MERGER
                                        OF
                            HBC ACQUISITION SUB, INC.


         TO THE SECRETARY OF STATE
         OF THE STATE OF IOWA:

              Pursuant to section 1105 of the Iowa Business Corporation Act, the undersigned corporation adopts the following Articles of Merger.

         I. The Plan of Merger (the "Plan") is attached hereto as Ex-hibit "A" and by this reference incorporated herein as if set forth in full.

         II.  A.   HBC Acquisition Sub, Inc., an Iowa corporation.

                   Shareholder approval of the merger was not required for shareholders of this corporation.

              B.   Homeland Bankshares Corporation, an Iowa corporation.

                   The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the Plan as to this corporation is as follows:

                   Designation        Shares       Votes Entitled
                     of Group       Outstanding      to be Cast

                   Common           __________     ______________

                   The total number of undisputed votes cast for the Plan by the sole voting group of this corporation was _________. The number of votes cast for the Plan by the sole voting group of this corporation was suf-ficient for approval by that voting group.

         III. The effective time and date of this document is __________ _.m., __________________________, 1997.

         Dated:  ________________________, 1997.

                                        HBC Acquisition Sub, Inc., an
                                        Iowa Corporation

                                        By:____________________________
                                        Name:__________________________
                                        Title:_________________________







                                  PLAN OF MERGER


              1. The names of the corporations proposing to merge are HBC Acquisition Sub, Inc., an Iowa corporation (the "Company"), and Homeland Bankshares Corporation, an Iowa corporation ("Homeland"). In accordance with the applicable provisions of the Iowa Business Corporation Act (the "Act"), Homeland shall be merged with and into the Company (the "Merger") as of the Effective Time (as that term is defined in paragraph 2 below), with the Company continuing as the surviving corporation. As of the Effective Time of the Merger, the separate existence of Homeland shall cease.

              2. This Plan of Merger ("Plan") shall be submitted to a vote of the shareholders of Homeland. Approval of the Plan by the shareholders of the Company is not required under the Act. If this Plan is approved by the shareholders of Homeland in the manner required by the Act, the Company shall file Articles of Merger with the Iowa Secretary of State (the "Articles of Merger"), pursuant to and in accordance with the Act and with that certain Agreement and Plan of Reorganization dated August 30, 1996 (the "Agreement") (of which this Plan is a part) and entered into by and between Magna Group, Inc., a Delaware cor-poration ("Buyer"), and Homeland. The Merger shall take effect as of the time and date set forth in the Articles of Merger (the "Effective Time"), which time and date shall not be ear-lier than the satisfaction of all conditions set forth in Sec-tion 6.01 of the Agreement (the "Approval Date") and which shall be not later than the first business day of the first full calendar month commencing at least five (5) business days after the Approval Date. The Approval Date shall in no event be earlier than January 1, 1997.

              3.  As of the Effective Time:

              (a) Homeland will merge with and into the Company, with the Company continuing as the surviving corporation and the separate existence of Homeland shall cease.

              (b) The title to all real estate and other property owned by Homeland shall be vested in the Company without reservation or impairment.

              (c)  The Company shall have all liabilities of Homeland.

              (d) The directors and officers of the Company immediately prior to the Effective Time shall be the directors and officers of the Company following the Merger, with such directors and







         officers to continue to hold office in accordance with the Company's Bylaws and applicable law.

              (e) The Articles of Incorporation and Bylaws of the Com-pany in effect immediately prior to the Effective Time shall continue as the Articles of Incorporation and Bylaws of the Company, subject to future amendment.

              (f) The Merger shall otherwise have all of the effects of a merger as provided in Section 490.1106 of the Act.

              4. (a) Each share of the common stock, par value $.01 per share, of the Company that is issued and outstanding im-mediately prior to the Effective Time shall continue to be and represent one share of common stock of the Company, and shall remain outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Company.

              (b) Each share of the common stock, par value $12.50 per share, of Homeland issued and outstanding immediately prior to the Effective Time ("Homeland Common Stock"), other than any Dissenting Shares (as defined in paragraph 5 below), shall at the Effective Time be, by virtue of the Merger and without any further action on the part of any holder thereof, converted into and become the right to receive, at the election of the holder thereof, either:

              (i) 1.55 (as adjusted as described in subparagraph (d) immediately below, the "Exchange Ratio") shares of the common stock of Buyer, par value $2.00 per share ("Buyer Common Stock"), and associated Preferred Share Purchase Rights issued pursuant to the rights agreement dated as of November 11, 1988, by and be-tween Buyer and Magna Trust Company, as rights agent (as adjusted as described in subparagraph (d) im-mediately below, the "Per Share Stock Consider-ation");

             (ii) $37.50 in cash (as adjusted as described in subpara-graph (d) immediately below, the "Per Share Cash Con-sideration"); or

            (iii) A combination of 57 percent Per Share Stock Consider-ation and 43 percent Per Share Cash Consideration (as adjusted as described in subparagraph (d) immediately below) (the "Mixed Election"),












         provided that the aggregate number of shares of Buyer Common Stock that shall be issued in the Merger shall not exceed 5,038,934 shares (the "Stock Amount").

              (c) The holders of Homeland Common Stock shall make an election as to whether they desire to receive the Per Share Stock Consideration, the Per Share Cash Consideration, or the Mixed Election, pursuant to the procedures set forth in the Agreement, which procedures shall be set forth in the notices forwarded to the shareholders of Homeland in connection with the Merger.

              (d) The Per Share Stock Consideration and the Per Share Cash Consideration shall each be adjusted as of the end of the ten (10) consecutive day period (the "Valuation Period") during which the shares of Buyer Common Stock are traded on the Nasdaq Stock Market National Market System ("NASDAQ") ending on the tenth calendar day immediately prior to the anticipated Effec-tive Time. The Per Share Stock Consideration shall be adjusted by adjusting the Exchange Ratio such that the product of the Exchange Ratio (rounded to the nearest 1/100th of a share) and the Valuation Period Market Value shall equal the Average Per Share Consideration. The Per Share Cash Consideration shall be adjusted to equal the Average Per Share Consideration.

              For purposes of this subparagraph (d) the following defi-nitions shall apply;

              "Valuation Period Market Value" shall mean the average of the closing-sale prices for the Buyer Common Stock as reported on NASDAQ (as reported in The Wall Street Journal or, the ab-sence thereof, by another authoritative source) during the Valuation Period.

              "Average Per Share Consideration" shall mean the Aggregate Consideration divided by the Valuation Period Share Number (rounded to the nearest cent).

              "Aggregate Consideration" shall mean the sum of (x) the product of 1.55 times the Valuation Period Market Value times
         0.57 times the Valuation Period Share Number and (y) $37.50 times 0.43 times the Valuation Period Share Number.

              "Valuation Period Share Number" shall mean the total num-ber of shares of Homeland Common Stock outstanding (other than treasury shares) on the last day of the Valuation Period.

              (e) If prior to the Effective Time (i) Homeland shall declare a stock dividend or distribution upon or subdivide, split up, reclassify, or combine the Homeland Common Stock, or









         declare a dividend or make a distribution on the Homeland Com-mon Stock in any security convertible into Homeland Common Stock, or (ii) Buyer shall declare a stock dividend or distri-bution upon or subdivide, split up, reclassify, or combine the Buyer Common Stock, or declare a dividend or make a distribu-tion on the Buyer Common Stock in any security convertible into Buyer Common Stock, an appropriate adjustment or adjustments will be made to the Per Share Cash Consideration, the Per Share Stock Consideration, and the Stock Amount.

              5. "Dissenting Shares" means any shares held by any holder of Homeland Common Stock who becomes entitled to payment of the fair value of such shares under the Act. Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the pro-visions of the Act; provided, however, that if, in accordance with the Act, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Cash Consideration pursuant to the Merger. The Company, as the surviving corporation, hereby agrees that it will promptly pay to the dissenting shareholders of Homeland, if any, the amount, if any, to which they shall become entitled under the provisions of the Act with respect to the rights of dissenting shareholders.

              6. The other terms and conditions of the Merger are as set forth in the Agreement.























                                                               EXHIBIT C






                             FORM OF AFFILIATE LETTER


         Magna Group, Inc.
         One Magna Place
         1401 South Brentwood Boulevard
         St. Louis, MO  63144-1401


         Ladies and Gentlemen:

              I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Homeland Bankshares Cor-poration, an Iowa corporation (the "Company"), as the term "af-filiate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regula-tions") of the Securities and Exchange Commission (the "Commis-sion") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Reorganization dated as of August 30, 1996 (the "Agreement"), between Magna Group, Inc., a Delaware corporation ("Magna"), and the Company, the Company will be merged with and into Merger Sub (the "Merger").

              As a result of the Merger, I may receive (A) shares of (i) Common Stock, par value $2.00 per share, of Magna ("Magna Com-mon Stock"). I would receive such Magna Common Stock in ex-change for, respectively, shares (or options for shares) owned by me of common stock, par value $12.50 per share, of the Com-pany (the "Company Common Stock").

              I represent, warrant and covenant to Magna that in the event I receive any Magna Common Stock as a result of the
         Merger:

                   A. I shall not make any sale, transfer or other disposition of the Magna Common Stock in violation of the Act or the Rules and Regulations.

                   B. I have carefully read this letter and the Agree-ment and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Magna Common Stock to the extent I felt necessary, with my counsel or counsel for the Company.







                   C. I have been advised that the issuance of Magna Common Stock to me pursuant to the Merger has been regis-tered with the Commission under the Act on a Registration Statement Form S-4. However, I have also been advised that, because at the time the Merger is sub-mitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Magna Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of Magna Common Stock issued to me in the Merger unless (i) such sale, transfer or other dispo-sition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission un-der the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Magna, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                   D. I understand that Magna is under no obligation to register the sale, transfer or other disposition of the Magna Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make com-pliance with an exemption from such registration available solely as a result of the Merger.

                   E. I also understand that there will be placed on the certificates for the Magna Common Stock issued to me, or any substitutions therefor, a legend stating in sub-stance:

                   "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE IS-SUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANS-FERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT
                   DATED            ,1996 BETWEEN THE REGISTERED HOLDER
                   HEREOF AND MAGNA GROUP, INC., A COPY OF WHICH AGREE-MENT IS ON FILE AT THE PRINCIPAL OFFICES OF MAGNA GROUP, INC."

                   F. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Magna reserves the right to put the following legend on the certificates is-sued to my transferee:

                   "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES









                   IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANS-FERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

              It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of sub-stitute certificates without such legend if the undersigned shall have delivered to Magna a copy of a letter from the staff of the Commission, or an opinion of counsel reasonably satis-factory to Magna in form and substance reasonably satisfactory to Magna, to the effect that such legend is not required for purposes of the Act.

              Execution of this letter should not be considered an ad-mission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.


                                       Very truly yours,



                                       Name:

         Accepted this      day of
                        , 1996, by


         MAGNA GROUP, INC.





         By
            Name:
            Title:







                                       -3-